Exhibit 32.0

CAMPELLO BANCORP, INC.

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

David W. Curtis, President and Chief Executive Officer, and Dennis P. Jones, Senior Vice-President and Chief Financial Officer, of Campello Bancorp, Inc. (Company) each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 2008 (Report) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

By:	/s/ David W. Curtis
David W. Curtis
President and Chief Executive Officer

By:	/s/ Dennis P. Jones
Dennis P. Jones
Senior Vice-President and Chief Financial Officer

Date: October 24, 2008